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                                                                     EXHIBIT 4.7



         DECLARATION OF TRUST, dated as of November 22, 2002, among Delphi Corporation, a Delaware corporation (the "Sponsor"), Bank One Delaware, Inc., a Delaware banking corporation, as trustee (the "Delaware Trustee"), and the individual trustees identified on the signature page hereto (the "Individual Trustees"; the Delaware Trustee and such Individual Trustees, collectively, the "Trustees"). The Sponsor and the Trustees hereby agree as follows:

         1. The trust created hereby shall be known as "Delphi Trust," in which name the Trustees, or the Sponsor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

         2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq. (the "Statutory Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust in the office of the Secretary of State of the State of Delaware in the form attached hereto as Exhibit A. The Trust is hereby established by the Sponsor and the Trustees for the purpose of (i) issuing trust preferred securities ("Preferred Securities") representing undivided beneficial interests in the assets of the Trust in exchange for cash and investing the proceeds thereof in debentures of the Sponsor, (ii) issuing and selling common securities ("Common Securities" and, together with the Preferred Securities, "Trust Securities") representing undivided beneficial interests in the assets of the Trust to the Sponsor in exchange for cash and investing the proceeds thereof in additional debentures of the Sponsor and (iii) engaging in such other activities as are necessary, convenient or incidental thereto.

         3. Concurrent with the first issuance of any Trust Securities by the Trust, the Sponsor and the Trustees intend to enter into an amended and restated Declaration of Trust, satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and the Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate.

         4. The Sponsor and the Trustees hereby authorize and direct the Sponsor, as the agent of the Trust (i) to assist in the preparation of and execute a registration statement on Form S-3 for the offer and sale of the Preferred Securities under the Securities Act of 1933, as amended, and, as necessary or desirable, a registration statement on Form 8-A relating to the registration of the Preferred Securities under the Securities Exchange Act of 1934, as amended; (ii) to execute on behalf of the Trust and file with the National Association of Securities Dealers Automated Quotation System (the "Nasdaq National Market"), the New York Stock Exchange or such other domestic or foreign securities market or exchange a listing application and all other applications, statements, certificates, agreements, and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on the Nasdaq National Market, the New York Stock Exchange or such other domestic or foreign securities market or exchange; (iii) to prepare, execute and file, in each case on behalf of the Trust, such applications, reports, surety

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bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or "blue sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable; and (iv) to negotiate the terms of, execute and perform on behalf of the Trust, a purchase or underwriting agreement among the Trust, the Sponsor and any dealer, agent or underwriter relating to the offer and sale of the Preferred Securities, satisfactory to each such party. In the event that any filing referred to in any of clauses (ii) or (iii) above is required by the rules and regulations of the Nasdaq National Market, the New York Stock Exchange or such other domestic or foreign securities market or exchange or state securities or blue sky laws, to be executed on behalf of the Trust by the Trustees, the Individual Trustees, in their capacities as Trustees of the Trust, are hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Delaware Trustee, in its capacity as a Trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Nasdaq National Market, the New York Stock Exchange or such other domestic or foreign securities market or exchange or state securities or blue sky laws and unless the Delaware Trustee has received an indemnity satisfactory to it.

         5. This Declaration of Trust may be executed in one or more counterparts.

         6. The number of Trustees initially shall be three (3) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of Trustees; provided, however, that the number of Trustees shall in no event be less than two (2); and provided, further, however, that to the extent required by the Statutory Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and meets any other requirements imposed by applicable law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any Trustee at any time. Any Trustee may resign upon 30 days prior notice to the Sponsor.

         7. The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities of any other Trustee, or any of the duties and responsibilities of the Trustees generally set forth herein. The Delaware Trustee shall be one of the trustees of the Trust for the sole and limited purpose of fulfilling the requirements of
Section 3807 of the Statutory Trust Act and for taking such actions as are required to be taken by a Delaware trustee under the Statutory Trust Act.

         8. The recitals contained in this Declaration of Trust shall be taken as statements of the Sponsor, and the Trustees do not assume any responsibility for their correctness. The Trustees make no representations as to the value or condition of the property of the Trust or any part thereof. The Trustees make no representations as to the validity or sufficiency of this Declaration of Trust.

         9. The Trust may terminate without issuing any Trust Securities at the election of the Sponsor.


                                       2

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         10. This Declaration of Trust and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to the principles of conflict of laws.

                            [Signature Page Follows]


                                       3



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         IN WITNESS WHEREOF, the parties hereto have caused this Declaration of
Trust to be duly executed as of the day and year first above written.

                                    DELPHI CORPORATION, as Sponsor



                                    By:   /s/  Alan S. Dawes
                                          --------------------------------------
                                          Name:  Alan S. Dawes
                                          Title:  Executive Vice President and
                                                    Chief Financial Officer


                                    BANK ONE DELAWARE, INC., as Delaware Trustee



                                    By:   /s/ Sandra L. Caruba
                                          --------------------------------------
                                          Name:  Sandra L. Caruba
                                          Title:  First Vice President



                                          /s/ J.T. Battenberg III
                                          --------------------------------------
                                          Name:  J.T. Battenberg III
                                          as Trustee


                                          /s/ Alan S. Dawes
                                          --------------------------------------
                                          Name:  Alan S. Dawes
                                          as Trustee





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                                    EXHIBIT A

                      CERTIFICATE OF TRUST OF DELPHI TRUST

         THIS Certificate of Trust of Delphi Trust (the "Trust") is being duly executed and filed by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. Section 3801 et seq.) (the "Act").

         1. Name. The name of the statutory trust formed hereby is Delphi Trust.

         2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Bank One Delaware, Inc., Three Christina Centre, 201 Walnut Street, Wilmington, Delaware 19801.

         3. Effective Date. This Certificate of Trust shall be effective upon filing.


         IN WITNESS WHEREOF, the undersigned have executed this Certificate in accordance with Section 3811(a) of the Act.



                                            BANK ONE DELAWARE, INC.



                                            By:
                                                --------------------------------
                                                Name:
                                                Title:



                                                --------------------------------
                                                Name:


                                                --------------------------------
                                                Name: